Exhibit 10.6

FIRST AMENDMENT TO THE

FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”), dated as of October 11, 2019 by and between LIFETIME BRANDS, INC., a Delaware Corporation (the “Company”) and JEFFREY SIEGEL (the “Executive”) shall become effective as of January 1, 2020 (the “First Amendment Effective Date”) and amends the Fourth Amended and Restated Employment Agreement, dated as of June 27, 2019 (the “Employment Agreement”) between the Company and the Executive. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Employment Agreement.

WHEREAS, the Company and the Executive have agreed upon certain changes to the Employment Agreement; and

WHEREAS, pursuant to Section 8(h) of the Employment Agreement, the Company and the Executive wish to amend the Employment Agreement as of the First Amendment Effective Date to provide for these revised contractual terms;

NOW, THEREFORE, in consideration of Executive’s continued employment with the Company and other good and sufficient consideration set forth herein, the Company and the Executive hereby agree as follows:

1. Effective as of the First Amendment Effective Date, the definition of Adjusted EBITDA set forth in the fifth paragraph of Section 4(b)(i) shall be deleted and replaced with the following:

For purposes of this Agreement, the term “Adjusted EBITDA”, as it applies to any particular year, means that amount for such year equal to the Employer’s Earnings before Interest, Taxes, Depreciation, and Amortization, as determined by the Employer and derived from the Employer’s audited financial statements, subject to such modifications as are set forth in the Annual Adjusted EBITDA Performance Bonus Table for such year.

2. The Employment Agreement, as amended by this Amendment, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.

3. Except as expressly amended hereby, all the terms, conditions, and provisions of the Employment Agreement shall remain in full force and effect. This Amendment shall form a part of the Employment Agreement for all purposes.

4. This Amendment may be executed in counterparts and by facsimile or other electronic means, including by portable document format (PDF), each of which shall be deemed to have the same legal effect as an original and together shall constitute one and the same instrument.

5. The Company represents and warrants that it has the full power and authority to enter into this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LIFETIME BRANDS, INC.

By: /s/ Robert B. Kay
Name: Robert B. Kay
Title: CEO

EXECUTIVE

/s/ Jeffrey Siegel
Jeffrey Siegel

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